(j)(1)

CONSENT OF COUNSEL

We hereby consent to (i) the use of our name and to the reference to our Firm under the caption “Counsel and Independent Registered Public Accounting Firm” in the Prospectuses that are included in Post-Effective Amendment No. 81 (“PEA No. 81”) to the Registration Statement (No. 333-78275; 811-09303) on Form N-1A under the Securities Act of 1933, as amended, and Post-Effective Amendment No. 82 under the Investment Company Act of 1940, as amended, of Kinetics Mutual Funds, Inc. (the “Registration Statement”), and (ii) the use and incorporation by reference in PEA No. 81 of (v) our Firm’s opinion and consent of counsel filed as Exhibit (i)(5) to Post-Effective Amendment No. 66 to the Registration Statement; (w) our Firm’s opinion and consent of counsel filed as Exhibit (i)(4) to Post-Effective Amendment No. 28 to the Registration Statement; (x) our Firm’s opinion and consent of counsel filed as Exhibit (i)(3) to Post-Effective Amendment No. 24 to the Registration Statement; (y) our Firm’s opinion and consent of counsel filed as Exhibit (i)(2) to Post-Effective Amendment No. 22 to the Registration Statement and (z) our Firm’s opinion and consent of counsel filed as Exhibit (i)(1) to Post-Effective Amendment No. 15 to the Registration Statement. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ FAEGRE DRINKER BIDDLE & REATH LLP
Faegre Drinker Biddle & Reath LLP

Philadelphia, Pennsylvania
April 29, 2024